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                   INDEPENDENT ACCOUNTANTS' AWARENESS LETTER





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs:

We are aware that Solo Serve Corporation has included our report dated June 14, 1996 (issued pursuant to the provisions of Statement on Auditing Standards No.
71) by reference in the prospectus constituting part of its Registration Statements on Form S-8 (No. 33-55490) filed on December 8, 1992, and on Forms S-8 (Nos. 33-99666 and 33-99670) filed on November 20, 1995. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,



/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

San Antonio, Texas
June 14, 1996